CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 59 to the Registration Statement on Form N-4 (“Registration Statement”) (File No. 002-78020) of our reports dated April 25, 2011 relating to the financial statements of Phoenix Life Variable Accumulation Account and Phoenix Life Insurance Company which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Hartford, Connecticut

April 29, 2011